CBRL GROUP, INC.                                            POST OFFICE BOX 787
                                                            LEBANON, TENNESSEE
                                                                    37088-0787
                                                            PHONE 615.443.9869

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  CBRL GROUP, INC.
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                                                 Contact: Lawrence E. White
                                                          Senior Vice President/
                                                          Finance and Chief
                                                          Financial Officer



                   CBRL GROUP TO SIMULCAST PRESENTATION AT THE
                   THOMAS WEISEL PARTNERS CONSUMER CONFERENCE


LEBANON, Tenn. (September 20, 2005) -- CBRL Group, Inc. (the "Company") (Nasdaq:
CBRL) today announced that it will be presenting at the Thomas Weisel Partners Consumer Conference which is being held on September 26 and 27, 2005 at the Mandarin Oriental Hotel, New York City.

     There will be an on-line simulcast of the Company's presentation, which begins at 2:05 p.m. (Eastern) on Tuesday, September 27, 2005, available at the Company's web site, http://www.cbrlgroup.com. An online replay of the presentation will be available through October 11, 2005. A webcast of the Company's presentation will also be available over the Internet at http://www.veracast.com/webcasts/twp/consumer2005/92210133.cfm.

     The Company's Senior Vice President, Finance and Chief Financial Officer, Lawrence E. White, will be speaking at the conference. To access the live simulcast of the presentation, please go to the Company's web site at least 15 minutes prior to the presentation to download and install any necessary software.

     Headquartered in Lebanon, Tennessee, CBRL Group, Inc. presently operates 534 Cracker Barrel Old Country Store restaurants and gift shops located in 41 states and 127 company-operated and 23 franchised Logan's Roadhouse restaurants in 19 states.


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              CRACKER BARREL OLD COUNTRY STORE * LOGAN'S ROADHOUSE